Exhibit 10.8.1

FULL AND FINAL RELEASE OF CLAIMS

1. In consideration of the payments provided for in Sections 6(b)-(d) of the Executive Employment Agreement (hereinafter referred to as the “Employment Agreement”) between CONSTELLATION BRANDS, INC. and ROBERT L. HANSON (hereinafter referred to as “Executive”), on behalf of himself, his heirs, administrators and assigns, Executive hereby releases and forever discharges Constellation Brands, Inc., its subsidiaries and affiliates and each of its and their respective officers, directors, employees, servants and agents, and their successors and assigns, (hereinafter collectively referred to as “Constellation Released Parties”) jointly and severally from any and all actions, causes of action, contracts and covenants, whether express or implied, claims and demands for damages, indemnity, costs, attorneys’ fees, interest, loss or injury of every nature and kind whatsoever arising under any federal, state, or local law, or the common law, which Executive may heretofore have had, may now have or may hereinafter have in any way relating to any matter, including but not limited to, any matter related to Executive’s employment by Constellation Released Parties and the termination of that employment; provided, however, nothing in this Full and Final Release of Claims shall release (i) Executive’s right to receive the payments or benefits provided for in Sections 6(b)-(d) of the Employment Agreement, (ii) Executive’s vested benefits under Constellation Brands, Inc.’s pension plans or rights under any existing equity awards (including but not limited to restricted stock units, performance share units, or stock options) held by Executive, or (iii) any right to indemnification or advancement of expenses pursuant to Section 11 of the Employment Agreement or the Certificate of Incorporation or By-laws of Constellation Brands, Inc. (the items in the foregoing clauses (i) through (iii) are hereinafter referred to as the “Preserved Rights”).

a. This Full and Final Release of Claims covers, without limitation, any claims of discrimination, unlawful retaliation or harassment, or denial of rights, on the basis of any protected status, characteristic or activity, including, but not limited to, sex, disability, handicap, race, color, religion, creed, national origin, ancestry, citizenship, ethnic characteristics, sexual orientation, marital status, military status, or age (including, without limitation, any right or claim arising under the Age Discrimination in Employment Act), need for a leave of absence, or complaint about discrimination, harassment, or other matter, arising under any state, federal, or local law (whether statutory or common law), regulation or ordinance which may be applicable to his employment by Constellation Released Parties. This Full and Final Release of Claims also covers, without limitation, any claims of wrongful termination, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, violation of public policy, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, fraud or negligent misrepresentation, intentional or negligent interference with contractual relations, and any other common law tort. Except to the extent that they constitute Preserved Rights, this Full and Final Release of Claims also covers any claims for severance pay, bonus, life insurance, health and medical insurance, disability benefits, or any other fringe benefit, and claims related to any other transaction, occurrence, act, or omission or any loss, damage or injury whatsoever, known or unknown, resulting from any act or omission by or on the part of Constellation Released Parties, or any of them, committed or omitted prior to the date of this Full and Final

Release of Claims. This Full and Final Release of Claims also includes any claims based on any local, state, or federal constitution, statute, rule, or regulation, and any claims based on, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Equal Pay Act, the Pregnancy Discrimination Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Genetic Information Non-discrimination Act, the Uniformed Services Employment and Reemployment Rights Act, and the Immigration Reform and Control Act, all as amended.

b. Executive understands that this Full and Final Release of Claims does not prohibit, prevent or otherwise limit Executive from filing a charge or complaint with, communicating with, or participating testifying, or assisting in any investigation, hearing or proceeding conducted by any federal, state, or local governmental agency or entity, including the Equal Employment Opportunity Commission and the Securities and Exchange Commission (“Government Agencies”) or in any legislative or judicial proceeding nor does anything in this Full and Final Release of Claims preclude, prohibit or otherwise limit, in any way, Executive’s rights and abilities to contact, communicate with or report unlawful conduct, or provide documents, to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. Executive specifically acknowledges and agrees, however, that although Executive may file such a charge or participate in an investigation or proceeding by a Government Agency, by signing this Full and Final Release of Claims Executive has waived and released, to the fullest extent permitted by law, any damages in connection with any such charge, investigation, or proceeding. In addition, nothing in this Full and Final Release of Claims prohibits Executive from: (1) reporting possible violations of federal or other law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal or other law or regulations; or (3) filing a charge or complaint or otherwise fully participating in any governmental whistleblower programs, including but not limited to any such programs managed or administered by the U.S. Securities and Exchange Commission, the Commodity Futures Trading Commission and/or the Occupational Safety and Health Administration. Executive is not required to notify or obtain permission from the Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity. Moreover, nothing in this Full and Final Release of Claims prohibits or prevents Executive from receiving individual monetary awards or other individual relief by virtue of participating in such governmental whistleblower programs. Additionally, nothing in this Full and Final Release of Claims prohibits or prevents Executive from testifying in any administrative, legislative, or judicial proceeding concerning alleged criminal conduct or sexual harassment on the part of the Company or any agents or employees of the Company, when Executive has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the Legislature.

c. Executive affirms that no promise, inducement, or agreement not expressed in this Full and Final Release of Claims has been made, that any prior agreement between the parties is hereby extinguished, and that this Full and Final Release of Claims contains the entire understanding and agreement of the parties related to the subject matter hereof. Notwithstanding the foregoing, any written agreement previously entered into between Executive and the Company concerning protection of the Company’s confidential information and trade secrets shall remain in full force and effect. Executive understands that nothing in this Full and Final Release of Claims or any previous confidentiality agreement prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower protections of federal law or regulation, including the Defend Trade Secrets Act of 2016 (“DTSA”). Executive understands that, under the DTSA, Executive may not be held criminally or civilly liable under federal or state trade secrets laws for the disclosure of trade secrets if the disclosure is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or similar proceeding, provided the filing is made under seal.

d. Executive understands and agrees that the giving of the aforementioned consideration is deemed to be no admission of liability on the part of the Constellation Released Parties.

e. In the event that Executive should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Constellation Released Parties for or by reason of any cause, matter or thing other than a Preserved Right, this document may be raised as a complete bar to any such claim, demand or action.

f. To the extent Executive worked or resides in California, to effect a full and complete general release as described above, Executive hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the California Civil Code reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Constellation Released Parties, Executive expressly acknowledges this Full and Final Release of Claims is intended to include in its effect, without limitation, all claims Executive does not know or suspect to exist in Executive’s favor at the time of signing this Full and Final Release of Claims, and that this Full and Final Release of Claims contemplates the extinguishment of any such claims. Executive warrants Executive has read this Full and Final Release of Claims, including this waiver of California Civil Code section 1542, and that Executive has consulted with or had the opportunity to consult with counsel of Executive’s choosing about this Full and Final Release of Claims and specifically about the waiver of section 1542, and that Executive understands this Full and Final Release of Claims and the section 1542 waiver, and so Executive freely and knowingly enters into this Full and Final Release of Claims. Executive further acknowledges that Executive later may discover facts different from or in addition to those Executive now knows or believes to be true regarding the matters released or described in this Full and Final Release of Claims, and even so Executive agrees that the releases and agreements contained in this Full and Final Release of Claims shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Executive expressly assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released or described in this Full and Final Release of Claims or with regard to any facts now unknown to Executive relating thereto.

g. Executive has attained “Retirement Eligibility,” and his separation from service qualifies as a “Retirement,” for purposes of his outstanding equity awards (the “Awards”) under the Constellation Brands, Inc. Long-Term Stock Incentive Plan (the “LTSIP”). Therefore, all such Awards shall continue to be governed by the terms of the LTSIP and the applicable award agreement for each such Award, including, but not limited to the “Retirement” provisions of the LTSIP and each such Award. For the avoidance of doubt, this provision does not vary the otherwise applicable terms of the Awards.

2. By signing this Full and Final Release of Claims, Executive acknowledges that:

a. He has been afforded a reasonable and sufficient period of time to review, and deliberate thereon, and has been specifically urged by Constellation Released Parties to consult with legal counsel or a representative of his choice before signing this Full and Final Release of Claims and that he has had a fair opportunity to do so; and

b. He has carefully read and understands the terms of this Full and Final Release of Claims; and

c. He has signed this Full and Final Release of Claims freely and voluntarily and without duress or coercion and with full knowledge of its significance and consequences, and of the rights and claims relinquished, surrendered, released and discharged hereunder; and

d. He acknowledges he is not entitled to the consideration described above in the absence of signing this Full and Final Release of Claims; and

e. The consideration which he is receiving in exchange for his release of claims is of value to him; and

f. The only consideration for signing this Full and Final Release of Claims are the terms stated herein, and no other promise, agreement or representation of any kind has been made to him by any person or entity whatsoever to cause him to sign this Full and Final Release of Claims; and

g. He was offered a minimum period of at least twenty-one (21) days after his receipt of this Full and Final Release of Claims to review and consider it and for deliberation thereon, and, to the extent he has elected to sign it prior to the expiration of the twenty-one (21) day period, he does so voluntarily on his own initiative without any inducement or encouragement on the part of the Constellation Released Parties to do so.

h. He understands that this Full and Final Release of Claims may be revoked in writing by him at any time during the period of seven (7) calendar days following the date of his execution of this Full and Final Release of Claims by delivering such written revocation to Brian S. Bennett, via email at Brian.Bennett@cbrands.com or via mail at his office located at 207 High Point Drive, Building 100, Victor, New York 14564. If such seven‑day revocation period expires without his exercising his revocation right, the obligations of this Full and Final Release of Claims will then become fully effective as more fully set forth herein.

IN WITNESS WHEREOF, Executive has hereunto executed this Full and Final Release of Claims by affixing his hand this 29 day of February, 2024 in the presence of the witness whose signature is subscribed below.

/s/ Robert L. Hanson
Robert L. Hanson

Sworn to before me this
29 day of February, 2024

See attached California Acknowledgment
[California All-Purpose Acknowledgement and Notary Certificate. /s/ Stephanie Lopez; Notary Seal]

IN WITNESS WHEREOF, Brian S. Bennett has hereunto executed this Full and Final Release of Claims on behalf of Constellation Brands, Inc., its subsidiaries, affiliates, by affixing his hand this 6th day of March, 2024 in the presence of the witness whose signature is subscribed below.

/s/ Brian S. Bennett

Sworn to before me this
6th day of March, 2024

/s/ Dawn Traficanti
Notary Public

[Notary Seal]